UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 2)

Filed by the Registrant  [x]  Filed by a Party other than the Registrant [ ]

 Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12


                            HARVEY ELECTRONICS, INC.
                            ------------------------
                (Name of Registrant as Specified In Its Charter)

            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4)   Date Filed:


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                            HARVEY ELECTRONICS, INC.
                        Extraordinary. In every way.(TM)

June 30, 2006



Dear Harvey Electronics Stockholder:

We mailed you proxy materials in connection with our Annual Meeting of Stockholders that was scheduled to be held on June 30, 2006. This meeting has been adjourned to July 21, 2006. According to our records, we have not yet received your proxy.

It is very important that your shares be voted, regardless of the number of shares you own.

We urge you to please take a moment to VOTE your shares by returning your proxy in the envelope provided. If your shares are held with a broker or bank, you can also vote by telephone (1-800-454-8683) or the internet (proxyvote.com) by following the enclosed instructions.

Thank you for your cooperation and support.

Sincerely,

/s/ Franklin C. Karp
Franklin C. Karp
President & CEO

cc:  Michael E. Recca